Exhibit 99.1

[LOGO]

                   LUMENIS REACHES AGREEMENT IN PRINCIPLE FOR
                           SETTLEMENT WITH SEC STAFF

Yokneam, Israel, March 7, 2006 - Lumenis Ltd. (LUME.PK), a global developer, manufacturer and seller of laser- and light-based devices for medical, aesthetic, ophthalmic, dental and veterinary applications, today reported that it has reached an agreement in principle with the staff of the Division of Enforcement of the U.S. Securities and Exchange Commission (the "SEC") to settle the previously disclosed SEC investigation. As announced on February 21, 2005, the Company received notification from the staff of the SEC of its intention to recommend that a civil proceeding be brought in connection with the reporting of certain transactions reflected in Lumenis' financial statements for prior years.

The proposed settlement is subject to final approval by the SEC and the court in which the SEC's complaint will be filed. The Company cannot give assurance that the SEC or the court will approve the proposed settlement. As part of the proposed settlement, Lumenis will consent, without admitting or denying the allegations in a complaint to be filed by the SEC, to the entry of a permanent civil injunction against future violations of the antifraud, reporting, books and records, and internal control provisions of the federal securities laws and related SEC rules. No fines are being imposed under the proposed settlement. The proposed settlement also requires Lumenis to continue its cooperation with the SEC's ongoing investigation of others. In addition, as part of the proposed settlement, Lumenis will consent to the entry of a separate order by the SEC revoking the registration of Lumenis' securities registered under Section 12 of the Securities Exchange Act of 1934. The result of such revocation, when effective, will be that Lumenis shares cannot be quoted or traded in the United States until the company is able to re-register with the SEC.

While the proposed settlement, if approved, will achieve finality for the Company, the Company understands that the SEC Staff is recommending that one current and one former employee will be the subject of SEC charges, that the former employee has agreed to settle the charges at the same time as the Company and that the current employee does not intend to settle the charges. The Company cannot predict whether the Commission will approve the Staff's recommendation to file charges against the current employee or to approve the proposed settlement with the former employee nor can it predict whether the SEC will order the deregistration of the Company's shares.

If the SEC issues an order for the deregistration of the Company's shares, Lumenis will continue normal business operations while the deregistration of the Company's shares is in effect. The effective date for deregistration has not yet been determined and the Company's shares will continue to be quoted on the Pink Sheets until the Commission issues a final order.

Lumenis Ltd.
Yokneam Industrial Park
P.O.B. 240
Yokneam 20692, Israel
Tel.  +972.4.959.9000
Fax. +972.4.959.9050
www.lumenis.com

As previously disclosed, Lumenis is working diligently with its independent auditors, BDO Ziv Haft, to produce audited financial statements. To assist the Company in the preparation of the financial statements, Lumenis has been working with a team of accountants from Alix Partners. The Company intends to file to begin the re-registration process in the second quarter of 2007.

The Company is hopeful that this proposed settlement will be approved by the SEC and the court so that management can focus on the Company's core operations and the future of the business.

About Lumenis

Lumenis is a global developer, manufacturer and seller of laser and light-based devices for medical, aesthetic, ophthalmic, dental and veterinary applications. The Company offers a wide range of products along with extensive product support systems including training, education and service. Lumenis invests heavily in research and development to maintain and enhance its leading industry position. The Company holds numerous patents worldwide on its technologies. For more information about Lumenis and its products, log onto www.lumenis.com.

Investors:
Lauri Hanover, CFO
1-866-232-6803
+972-4-959-9122

Media:
Michelle Maydan,
Director of Corporate Communications
1-866-569-0597
+972-4-959-9004

                                      ####

The statements in this press release that are not historical facts are forward-looking statements which are subject to risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward looking statements based on a variety of factors, including, among others: uncertainties with respect to market acceptance of the Company's products, the implementation and outcome of our Turnaround Plan, obtaining regulatory approvals for new products or for the sale of existing products in new markets and enforcement of intellectual property rights; risks associated with competition and competitive pricing pressures, economic conditions generally, the Company's international operations and the Company's ability to integrate its operations with those of acquired businesses; the outcome of several securities class action lawsuits to which the Company is subject ; uncertainties relating to the Company's continuing liquidity; uncertainties relating to the Company's lack of audited financial statements and other risks detailed from time to time in the reports filed by Lumenis with the SEC.

Lumenis Ltd.
Yokneam Industrial Park
P.O.B. 240
Yokneam 20692, Israel
Tel.  +972.4.959.9000
Fax. +972.4.959.9050
www.lumenis.com